UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 10, 2017
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

Logitech International S.A. Apples, Switzerland c/o Logitech Inc. 7700 Gateway Boulevard Newark, California 94560 (Address of principal executive offices and zip code)

(510) 795-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 10, 2017, Logitech Europe S.A. (the “Company”), a wholly-owned subsidiary of Logitech International S.A. (the “registrant” or “Logitech”), and AG Acquisition Corporation, a Delaware corporation (“Seller”), entered into an asset purchase agreement (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, the Company will acquire certain of the assets and assume certain specified liabilities of Seller in exchange for approximately eighty five million dollars ($85,000,000) in cash.
The Asset Purchase Agreement contains representations, warranties and covenants of the parties, closing conditions and certain indemnification obligations of Seller to the Company and its affiliates supported by an escrow fund. The summary of the Asset Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Asset Purchase Agreement.
The representations and warranties by each of the Company and Seller in the Asset Purchase Agreement were made solely for the benefit of the parties to the Asset Purchase Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Asset Purchase Agreement by disclosures that were made to the other party in accordance with the Asset Purchase Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws, and (iv) were made only as of the date of the Asset Purchase Agreement or such other date or dates as may be specified in the Asset Purchase Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE
On July 11, 2017, Logitech issued a press release regarding the matters described above. The press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 7.01.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under any filing under the Securities Act of 1933, as amended, or the Exchange Act.
The foregoing Items contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding: sales, distribution, and market penetration of Logitech G and ASTRO gaming products; the purchase price, closing and timing of the closing of the ASTRO acquisition; long-term growth and the pace of growth of Logitech’s gaming business; and the expected impact on Logitech’s financial results for fiscal year 2018. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially, including without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates; the effect of changes to our effective income tax rates. These risks and uncertainties are detailed in Logitech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2017, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1    Press release issued by Logitech International S.A. on July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Vincent Pilette

Vincent Pilette
Chief Financial Officer

/s/ Bryan Ko

Bryan Ko
General Counsel and Corporate Secretary
July 12, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by Logitech International S.A. on July 11, 2017.